EXHIBIT 16

LETTERHEAD OF AIDMAN, PISER & COMPANY, P.A.

August 18, 2004

U. S. Securities and Exchange Commission

450 Fifth Street, NW

Washington, DC 20549

Ladies and Gentlemen:

We have no disagreements with the statements made in Item 4. Changes in Registrant's Certifying Accountant of Form 8-K of SPEEDCOM Wireless Corporation.

/s/ Aidman, Piser & Company, P.A.

Tampa, Florida

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